AMENDMENT NO. FIVE
 TO INVESTMENT SUB-ADVISORY AGREEMENT

THIS AMENDMENT NO. FIVE dated and effective as of May 16, 2014 (the “Effective Date”), amends the Investment Sub-Advisory Agreement dated April 1, 2002 and amended April 25, 2003, March 29, 2007, September 1, 2011 and April 1, 2013 (the “Agreement”) by and between Wilshire Associates Incorporated (the “Adviser”) and Los Angeles Capital Management and Equity Research, Inc. (the “Sub-Adviser”) with respect to the Wilshire Mutual Funds, Inc. (the “Fund”).

WHEREAS, Sub-Adviser currently furnishes investment advisory services under the Agreement for several of the Fund Portfolios of the Fund;

WHEREAS, Adviser desires to appoint Sub-Adviser to provide investment advisory services to the Wilshire International Equity Portfolio of the Fund; and

WHEREAS, the parties desire to amend the Fee Schedule of the Agreement;

NOW THEREFORE, the parties agree, and the Agreement is hereby modified, as follows:

1.            Effective upon the Effective Date, Exhibit 1 – Fund Portfolio Listing of the Agreement shall be deleted in its entirety and replaced by Exhibit 1 – Fund Portfolio Listing attached hereto

2.            Effective upon the Effective Date, Exhibit 2 – Fee Schedule of the Agreement shall be deleted in its entirety and replaced by Exhibit 2 – Fee Schedule attached hereto.

3.            Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS HEREOF, the undersigned have executed this Amendment as of the date and year first above written.

WILSHIRE ASSOCIATES INCORPORATED		LOS ANGELES CAPITAL MANAGEMENT AND EQUITY RESEARCH, INC.

By:	/s/ Jason Schwartz	By:	/s/ Thomas D. Stevens

Name:	Jason Schwartz	Name:	Thomas D. Stevens

Title:	President, Wilshire Funds Management	Title:	Chairman

EXHIBIT 1
 FUND PORTFOLIO LISTING

Wilshire International Equity Portfolio

Wilshire Large Company Growth Portfolio

Wilshire Large Company Value Portfolio

 Wilshire Small Company Growth Portfolio

Wilshire Small Company Value Portfolio

Wilshire 5000 Index Portfolio

3